EXHIBIT  99

For Immediate Release                              Contact: John T. O'Neill
October 13, 1994                                    Telephone: 401-431-8500



                    HASBRO, INC. ANNOUNCES REVENUES AND
                      EARNINGS FOR THIRD QUARTER 1994



      Pawtucket, RI (October 13, 1994) -- Hasbro, Inc. (HAS:ASE) today reported results for its second quarter ended September 25, 1994.

      Revenues were $796,222,000, compared to the $812,393,000 reported in the third quarter of 1993. Net earnings for the quarter were $75,151,000, compared to the $75,548,000 reported last year. Earnings per share were $.85 up from the $.84 a year ago. The weighted average number of common shares outstanding was 88,841,000 compared to 90,243,000 in 1993.

      For the year to date, revenues totaled $1,729,679,000, down from the $1,814,980,000 in 1993. Earnings before accounting change for the nine months were $103,502,000, or $1.16 per share, compared to the $129,278,000, or $1.44 per share a year ago. Net earnings and earnings per share for the nine months, after an accounting change recorded in the first quarter of 1994, were $99,220,000 and $1.11, respectively. The weighted average number of shares outstanding was 89,592,000 for the first nine months of 1994 and 89,936,000 for the same period of 1993.

      "As we had anticipated, our third quarter revenues returned to a level comparable with those of a year ago" said Alan G. Hassenfeld, Chairman and Chief Executive Officer. "In spite of losing approximately $80,000,000 of worldwide volume from Jurassic Park(TM) and Barney(R) products during the quarter, we were able to recoup most of this lost revenue. Internationally, most of our European units continued to experience moderate growth from their 1993 levels although domestically we could not sustain the record revenue levels of a year ago which had been buoyed by the successes of those two products. For the quarter, in the domestic market, our Batman(R) range of action figures continued to be strong, the relaunched version of Risk(R), the new Nerf(R) Liquidator(TM) Bat, our Gator Golf(TM) game and Playskool's(R) Magic Smoking Grill(TM) were all well received."

      "Our earnings for the quarter include the net effect of three unusual items", he continued. "We have provided $12,500,000 for the pretax costs associated with the restructuring of our operations and have also recorded an aggregate of approximately $23,000,000 in pretax gains from the liquidation of our investment in J.W. Spear & Sons PLC and the sale of our investment in Virgin Interactive Entertainment plc to Blockbuster Entertainment."

      Mr. Hassenfeld concluded by noting, "Although it will not have a significant impact on our 1994 results, our new joint venture with Connector Set Limited Partnership for the international distribution of the K'NEX(R) line of construction toys is operating and has orders for all of its available product. Additionally, we have incorporated the games and puzzles purchased from Western Publishing into our product lines and the reorganized Hasbro Toy Group is up and running. With all of this behind us, and the new products and relationships which we have under contract and development, we remain enthusiastic about 1995 and beyond."

                                   # # #
                             (Tables Attached)

                                  HASBRO, INC.

                       CONSOLIDATED STATEMENTS OF EARNINGS


(Thousands of Dollars and Shares Except Per Share Data)


                                    Quarter Ended         Nine Months Ended
                                 -------------------     --------------------
                                 Sep. 25,   Sep. 26,     Sep. 25,    Sep. 26,
                                   1994       1993         1994        1993
                                 --------   --------     --------    --------
Net Revenues                     $796,222    812,393    1,729,679   1,814,980
Cost of Sales                     352,129    351,064      763,507     780,605
                                  -------    -------    ---------   ---------
Gross Profit                      444,093    461,329      966,172   1,034,375
Amortization                        9,598      8,797       27,196      26,173
Royalties, Research and
 Development                       75,359     81,991      180,781     185,274
Advertising                       116,307    111,868      241,294     247,480
Selling, Distribution and
 Administrative                   123,067    126,364      343,337     349,730
Restructuring Charges              12,500          -       12,500           -
                                  -------    -------    ---------   ---------
Operating Profit                  107,262    132,309      161,064     225,718
Interest Expense                    8,776      9,111       18,821      19,659
Other (Income), Net               (23,710)       333      (26,053)     (3,468)
                                  -------    -------    ---------   ---------
Earnings Before Income Taxes and
 Cumulative Effect of Change in
 Accounting Principles            122,196    122,865      168,296     209,527
Income Taxes                       47,045     47,317       64,794      80,249
                                  -------    -------    ---------   ---------
Net Earnings Before Cumulative
 Effect of Change in Accounting
 Principles                        75,151     75,548      103,502     129,278
Cumulative Effect of Change in
 Accounting Principles                  -          -       (4,282)          -
                                  -------    -------    ---------   ---------
Net Earnings                     $ 75,151     75,548       99,220     129,278
                                  =======    =======    =========   =========

Per Common Share
  Net Earnings Before Cumulative
   Effect of Change in Accounting
   Principles                    $    .85        .84         1.16        1.44
                                  =======    =======    =========   =========

  Net Earnings                   $    .85        .84         1.11        1.44
                                  =======    =======    =========   =========

  Cash Dividends Declared        $    .07        .06          .21         .18
                                  =======    =======    =========   =========
Weighted Average Number of
 Shares                            88,841     90,243       89,592      89,936
                                  =======    =======    =========   =========




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                                  HASBRO, INC.

                      CONSOLIDATED CONDENSED BALANCE SHEETS


  (Thousands of Dollars)



                                                    Sep. 25,        Sep. 26,
                                                      1994            1993
                                                    --------        --------
                   Assets

  Cash and Temporary Investments                  $   60,044          48,466
  Accounts Receivable, Net                         1,118,622       1,087,653
  Inventories                                        333,089         333,531
  Other                                              147,167         145,892
                                                   ---------       ---------
  Total Current Assets                             1,658,922       1,615,542
  Property, Plant and Equipment, Net                 296,986         258,919
  Other Assets                                       760,406         720,581
                                                   ---------       ---------
  Total Assets                                    $2,716,314       2,595,042
                                                   =========       =========

        Liabilities and Shareholders' Equity

  Short-term Borrowings                           $  486,252         469,355
  Payables and Accrued Liablities                    658,520         641,047
                                                   ---------       ---------
  Total Current Liabilities                        1,144,772       1,110,402
  Long-term Debt                                     150,437         203,642
  Deferred Liabilities                                73,057          69,170
                                                   ---------       ---------
  Total Liabilities                                1,368,266       1,383,214
  Total Shareholders' Equity                       1,348,048       1,211,828
                                                   ---------       ---------
  Total Liabilities and Shareholders' Equity      $2,716,314       2,595,042
                                                   =========       =========